                                [GRAPHIC OMITTED]
                                   LONG ISLAND
                                 FINANCIAL CORP.




                          REPORTS FIRST QUARTER RESULTS


ISLANDIA, N.Y. (Business Wire) - April 23, 2004 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported basic earnings per share of $.61 for the quarter ended March 31, 2004, representing a 10.9% increase from the $.55 basic earnings per share in the comparable 2003 period. The Company reported diluted earnings per share of $.58 for the recently completed quarter, a 9.4% increase compared to the $.53 diluted earnings per share reported for the 2003 period. Net income for the quarter ended March 31, 2004, amounted to $921,000, an increase of $123,000, or 15.4%, when compared to the $798,000 earned for the 2003 period.

SUMMARY
-------

Total assets amounted to $535.6 million at March 31, 2004, an increase of $76.2 million, or 16.6%, from the $459.4 million held at March 31, 2003. At March 31, 2004, loans, net of unearned income and deferred fees, had increased by $20.9 million, or 9.8%, from the March 31, 2003, level. Year over year, demand deposits increased by $8.7 million, or 9.8%, from $88.5 million at March 31, 2003, to $97.2 million at March 31, 2004. Similarly, savings deposits increased by $21.7 million, or 25.7%, from $84.4 million at March 31, 2003, to $106.1 million at March 31, 2004.

The increase in net income for the quarter ended March 31, 2004, as compared to the corresponding period in 2003, resulted from an improvement of $427,000, or 11.5%, in net interest income coupled with a $723,000, or 76.3%, increase in other operating income. The increase in other operating income resulted primarily from a $190,000, or 41.1%, increase in service charges on deposit accounts, a $193,000 increase in income recorded on bank owned life insurance, and a $308,000 increase in the net gain on sales and calls of securities. Offsetting those increases were a provision for loan losses for the quarter of $500,000, and an increase in other operating expenses of $634,000, or 18.9%. The increase in operating expenses, stemmed from the Bank's continued planned branch expansion, and also included a liability recorded in salaries and employee benefits of $143,000 as a result of the death of the Company's Chairman, Perry
B. Duryea, on January 11, 2004.

SECURITIES
----------

Since 2000, the Company has maintained a portfolio of $13.0 million par value of corporate debt securities, consisting of trust preferred securities, pooled trust preferred securities, and subordinated debentures of financial institutions, classified under the Provisions of Statement of Financial Accounting Standards 115 as "held-to-maturity." On March 10, 2004, the Company complied with an issuer's tender offer which resulted in the redemption of a $1,000,000 par value subordinated debenture and the recognition of a gain of $335,155. On March 10, 2004, as a result of that tender offer, the Company transferred the remaining $12.0 million par value of corporate debt securities with a market value of $13.5 million from the classification of "held-to-maturity" to "available-for-sale". Subsequently, on April 1, 2004, the Company sold the remaining $14.0 million of corporate securities portfolio recognizing a gain of approximately $2.5 million, which will be reflected in the Company's second quarter results.

ALLOWANCE FOR LOAN LOSSES
-------------------------

Since 2000, the Company maintained a program of making non-recourse loans to a local automobile leasing company (the "third party") and received as security an assignment of each individual lease and a collateral interest in each automobile. The third party, in addition to providing complete servicing of the portfolio, was obligated for the repayment of the entire principal balance of each loan at the time each individual lease terminates. In March, 2004, the Company learned that due to liquidity issues and financial difficulties, the third party would not have the ability to fulfill its obligations.

At March 31, 2004, the automobile loan portfolio consisted of approximately 1891 loans with approximately 87.4% of these loans maturing through December 2006. On that date, the balance of the portfolio amounted to $38.0 million and represented 16.2% of the Bank's loan portfolio, net of unearned income and deferred fees. Portfolio delinquencies at March 31, 2004, consisted of twenty-eight loans, 30-89 days past due, representing $551,488, or 1.5 % of the portfolio, and three loans, aggregating $72,901, or .2% of the portfolio, greater than 90 days past due. Those three loans are on non-accrual at March 31, 2004. Since the portfolio was underwritten to lessees of high credit quality, those delinquency statistics are inline with the Company's expectations.

Recently, the Company has recognized losses related to the shortfall between the principal balance of loans and the collateral value realized upon termination of the leases. The extent to which the Company can recover value will depend to a large extent on market conditions in the future. While the Company has closely monitored issues concerning the third party's performance, such activity has increased monthly operating expenses. The Company could incur future losses upon the liquidation of collateral as the loans mature.

The Company has made an additional provision for loan losses of $500,000 as of March 31, 2004. This provision was made in accordance with the Company's methodology for calculating the allowance for loan losses and reflects shortfalls experienced on loans in which the collateral liquidated was not sufficient to satisfy the loan balance. Based on the size of the automobile loan portfolio, we anticipate additional provisions in future periods in amounts not presently determinable. Total charge-offs relating to the automobile portfolio amounted to $343,000 at March 31, 2004.

BANK OWNED LIFE INSURANCE
-------------------------

In conjunction with the death of the Company's Chairman, Perry B. Duryea, on January 11, 2004, the Company received a non taxable insurance benefit payment in the amount $192,000 recorded as a component of other income in "bank owned life insurance." In addition, the Company was required to record a tax deductible liability in accordance with the provisions of the Company's Director and Executive Officer Incentive Retirement Plan in the amount of $143,000. That amount was recorded as salaries and employee benefits, in the consolidated statement of earnings under other operating expense.

Commenting on the quarter's events, Douglas C. Manditch, President and Chief Executive Officer stated, "Although we are pleased with our first quarter core operating performance, we are aggressively addressing the recent matter with the Bank's automobile loan portfolio. Our first priority is to ensure the orderly operation and administration of that portfolio, while continuing our strategic business plan."

The Company also confirmed its earlier announcement that the Annual Meeting of Stockholders would be held on Wednesday, April 28, 2004, at the Stonebridge Country Club, Veterans Memorial Highway, Hauppauge, N.Y. 11788 at 3:30 PM.

On February 25, 2004, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend was paid on April 1, 2004, to stockholders of record on March 19, 2004. Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                 BRANCH OFFICES

         Suffolk County, N.Y.         Nassau County, N.Y.    Kings County, N.Y.
     ---------------------------      -------------------    ------------------
     Islandia         Babylon         Jericho    Westbury    Bay Ridge-Brooklyn
     Central Islip    Deer Park
     Melville         Ronkonkoma
     Shirley          Smithtown
     Hauppauge


THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL,
REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.




                                           LONG ISLAND FINANCIAL CORP.
                                           CONSOLIDATED BALANCE SHEETS
                                                   (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      MARCH 31,        DECEMBER 31,    MARCH 31,
                                                                                         2004              2003          2003
                                                                                         ----              ----          ----
ASSETS:

Cash and due from banks                                                                $ 12,983         $ 21,447       $ 15,812
Interest earning deposits                                                                    14               98             93
Federal funds sold                                                                            -           25,200              -
                                                                                       --------           ------       --------
              Total cash and cash equivalents                                            12,997           46,745         15,905
Securities held-to-maturity (fair value of $0, $14,438, and $14,260, respectively)            -           12,474         12,464
Securities available-for-sale, at fair value                                            266,787          216,967        198,722
Federal Home Loan Bank stock, at cost                                                     5,164            3,050          4,000
Loans, held for sale                                                                        954            2,360            822
Loans, net of unearned income and deferred fees                                         234,684          226,128        213,760
Less allowance for loan losses                                                           (2,444)         (2,290)        (2,406)
                                                                                       --------         -------
              Loans, net                                                                232,240          223,838        211,354
Premises and equipment, net                                                               5,821            5,756          3,830
Accrued interest receivable                                                               2,673            2,401          2,818
Bank owned life insurance                                                                 7,564            8,213          7,946
Prepaid expenses and other assets                                                         1,415            2,867          1,495
                                                                                          -----         --------       --------
              Total assets                                                             $535,615         $524,671       $459,356
                                                                                       ========         ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                                    $ 97,183         $ 98,693       $ 88,530
    Savings deposits                                                                    106,098          104,231         84,416
    NOW and money market deposits                                                        94,780          123,732         76,262
    Other time deposits                                                                  80,204           85,515         93,298
    Time certificates issued in excess of $100,000                                       12,111           13,272         12,752
                                                                                       --------         --------       --------
              Total deposits                                                            390,376          425,443        355,258

Federal funds purchased                                                                  37,275                -         12,000
Other borrowings                                                                         66,000           61,000         55,000
Subordinated debentures                                                                   7,732            7,732          7,732
Accrued expenses and other liabilities                                                    4,198            4,078          3,260
                                                                                       --------         --------       --------
              Total liabilities                                                         505,581          498,253        433,250
                                                                                       --------         --------       --------

Stockholders' equity:
    Common stock (par value $.01 per share; 10,000,000 shares
      authorized; 1,837,280, 1,783,126, and 1,797,286 shares issued;
      1,500,380, 1,488,311, and 1,460,386 shares outstanding, respectively)                  18               18             18
    Surplus                                                                              21,238           20,973         20,524
    Accumulated surplus                                                                  11,074           10,333          8,278
    Accumulated other comprehensive income (loss)                                         1,882             (728)         1,464
    Treasury stock at cost, (336,900 shares)                                             (4,178)          (4,178)        (4,178)
                                                                                       --------         --------       --------
              Total stockholders' equity                                                 30,034           26,418         26,106
                                                                                       --------         --------       --------
              Total liabilities and stockholders' equity                               $535,615         $524,671       $459,356
                                                                                       ========         ========       ========






                                       LONG ISLAND FINANCIAL CORP.
                                  CONSOLIDATED STATEMENTS OF EARNINGS
                                             (UNAUDITED)
                                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         FOR THE THREE MONTHS
                                                                                            ENDED MARCH 31,
                                                                                            ---------------

                                                                                       2004                 2003
                                                                                       ----                 ----

Interest income:
     Loans                                                                            $3,800              $3,793
     Securities                                                                        2,547               2,293
     Federal funds sold                                                                    1                  11
     Interest earning deposits                                                             1                   1
                                                                                           -                   -
         Total interest income                                                         6,349               6,098
                                                                                       -----               -----

Interest expense:
     Savings deposits                                                                    291                 278
     NOW and money market deposits                                                       236                 261
     Other time deposits                                                                 648                 894
     Time certificates issued in excess of $100,000                                       69                  76
     Borrowed funds                                                                      766                 678
     Subordinated debentures                                                             207                 206
                                                                                         ---                 ---
         Total interest expense                                                        2,217               2,393
                                                                                       -----               -----

         Net interest income                                                           4,132               3,705
                                                                                       -----               -----

Provision for loan losses                                                                500                  60
                                                                                         ---                  --

         Net interest income after provision
             for loan losses                                                           3,632               3,645
                                                                                       -----               -----

Other operating income:
     Service charges on deposit accounts                                                 652                 462
     Net gain on sales and calls of securities                                           397                  89
     Net gain on sale of residential loans                                               192                 157
     Earnings on bank-owned life insurance                                               295                 102
     Other                                                                               135                 138
                                                                                         ---                 ---
         Total other operating income                                                  1,671                 948
                                                                                       -----                 ---

Other operating expenses:
     Salaries and employee benefits                                                    2,131               1,769
     Occupancy expense                                                                   315                 256
     Premises and equipment expense                                                      387                 321
     Other                                                                             1,150               1,003
                                                                                       -----               -----
         Total other operating expenses                                                3,983               3,349
                                                                                       -----               -----

         Income before income taxes                                                    1,320               1,244

Income taxes                                                                             399                 446
                                                                                         ---                 ---

         Net income                                                                     $921                $798
                                                                                         ===                 ===

Basic earnings per share                                                                $.61                $.55
                                                                                          ==                 ===
Diluted earnings per share                                                              $.58                $.53
                                                                                         ===                 ===
Weighted average shares outstanding                                                1,498,528           1,449,530
                                                                                   =========           =========
Diluted weighted average shares outstanding                                        1,584,728           1,513,895
                                                                                   =========           =========




                                                    LONG ISLAND FINANCIAL CORP.
                                                          (UNAUDITED)
                                                (IN THOUSANDS, EXCEPT SHARE DATA)


                                                               MARCH 31,               DECEMBER 31,            MARCH 31,
                                                                 2004                      2003                  2003
                                                                 ----                      ----                  ----
ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------

Total non-performing loans (1)                               $     254                $       -             $     326
Allowance for loan losses                                        2,444                    2,290                 2,406
Non-performing loans as a percent of
        total loans, net (1)(2)                                    .11 %                      - %                 .15 %
Non-performing loans as a percent of
        total assets (1)                                           .05 %                      - %                 .07 %
Allowance for loan losses as a percent of
        Non-performing loans (1)                                962.20 %                      - %              738.04 %
        Total loans, net (2)                                      1.04 %                   1.01 %                1.13 %
Full service offices                                                12                       12                    11

Book value per share (3)                                     $   20.02                $   17.75             $   17.88
Book value per share (4)                                     $   18.76                $   18.24             $   16.87
Shares outstanding                                           1,500,380                1,488,311             1,460,386


(1)     Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due.  It is the
        Company's policy to generally cease accruing interest on all loans 90 days or more past due.
(2)     Loans include loans, net of unearned income and deferred fees.
(3)     Includes net unrealized  depreciation/appreciation in available-for-sale securities, net of tax.
(4)     Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.






CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
One Suffolk Square
1601 Veterans Memorial Highway
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
www.licb.com
------------